Exhibit 99.1

Indoor Harvest Corp (OTCMKTS:INQD)

Indoor Harvest Corp. Eliminates Approximately $120 Million in Derivative Liabilities and Substantially Reduces Preferred Shareholders Class Dilution

LAS VEGAS, NEVADA, UNITED STATES, November 12, 2021 /EINPresswire.com/ — Indoor Harvest Corp. (OTCPK: INQD, “The Company”, “Indoor Harvest”) filed Form 8-K with the SEC on November 12, 2021, reporting the conversion of the Series A Preferred shares and related share issuances. The Preferred Shareholder Supplemental Agreement eliminates nearly $120 million in derivative liabilities from the Company’s balance sheet as of November 8, 2021 and removes a potential 12.5 billion share dilutive event that previously existed under the Preferred shareholders conversion privileges, thus benefitting the Company’s current shareholders.

All Series A Preferred shares were converted to restricted common shares of the Company, while eliminating the Series A Preferred share class and the corresponding conversion rights.

In accordance with the Preferred Shareholder’s Supplemental Agreement, effective November 8, Indoor Harvest Corp. will issue an aggregate of sixty million restricted common shares. These restricted common shares issued will be subject to Rule 144 required holding periods. In addition, the Company also issued sixteen million restricted common shares relying upon Rule 506 of Regulation D of the Securities Act of 1933. In connection with the latter transaction, the Company raised $200,000.

Leslie Bocskor, Chief Executive Officer of Indoor Harvest Corp., states, “The Company would like to first thank its shareholders and supporters for their continued patience. Our highest priority was to bring the Company’s filings current, address balance sheet issues and solidify its foundation. With this significant achievement nearing completion, Indoor Harvest’s focus is now on initiating and executing its business strategy and cultivating collaborative business alliances with a focus on long-term growth.”

About Indoor Harvest:

Indoor Harvest Corp. (OTCPK: INQD) is branded under the name Indoor Harvest®. The Company incorporates mergers, acquisitions, strategic partnerships and joint ventures as part of an M&A vertical integration strategy.

As a consolidation platform, Indoor Harvest Corp. cultivates synergistic partnerships within the cannabis and related industries, providing an opportunity to be part of a more significant play, sharing intellectual capital, technology, access to new capital markets, and liquidity for investors.

Forward Looking Statements:

This document contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the ability of the Company to successfully implement its turnaround strategy, changes in costs of raw materials, labor, and employee benefits, as well as general market conditions, competition and pricing. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements included in this letter will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as representation by the Company or any other person that the objectives and plans of the Company will be achieved. In assessing forward-looking statements included herein, readers are urged to carefully read those statements. When used in the Annual Report on Form 10-K, the words “estimate,” “anticipate,” “expect,” “believe,” and similar expressions are intended to be forward-looking statements.

Benjamin Rote
Indoor Harvest Corp
+1 702-818-5746
indoorharvestcorp@gmail.com